UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2013

EDWARDS LIFESCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-15525	36-4316614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Edwards Way
Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 3, 2013, Edwards Lifesciences Corporation (“Edwards”) issued $600 million aggregate principal amount of 2.875% Senior Notes due 2018 (the “Notes”). The Notes were issued under an indenture, dated as of September 6, 2013, between Edwards and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture, dated October 3, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The sale of the Notes has been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-191022) filed on September 6, 2013 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”).

The aggregate net proceeds from the sale of the Notes were approximately $591.7 million, after deducting the underwriting discount and estimated offering expenses. Edwards intends to use the net proceeds from the sale of the Notes to repay the amounts outstanding under its revolving credit facility and the remaining proceeds for general corporate purposes.

The Notes will be senior unsecured obligations of Edwards and will rank equally with Edwards’ other senior unsecured indebtedness from time to time outstanding.  The Notes will mature on October 15, 2018. Edwards may redeem the Notes, in whole or in part, at any time and from time to time prior to their stated maturity at the applicable redemption price set forth in the First Supplemental Indenture. Edwards may be required to purchase some or all of the Notes from the noteholders if a change of control triggering event, as defined in the First Supplemental Indenture, occurs.

The Indenture governing the Notes contains covenants that limit the ability of Edwards and its restricted subsidiaries to (i) incur secured indebtedness, (ii) enter into sale and leaseback transactions with respect to any restricted property, and (iii) consolidate, merge or transfer all or substantially all of Edwards’ assets and the assets of its subsidiaries.

The Indenture also provides for customary events of default with respect to the Notes, including the failure to pay scheduled principal and interest payments on the Notes, the failure to comply with covenants specified in the Indenture, the acceleration of certain other indebtedness resulting from an event of default under the agreement governing that indebtedness or non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs and is continuing, the principal of, and any accrued and unpaid interest on, the Notes may become due and payable.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by references to the Base Indenture, filed with the Commission as Exhibit 4.1 to the Registration Statement, and the First Supplemental Indenture attached hereto as Exhibit 4.1.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1

First Supplemental Indenture, dated as of October 3, 2013, to the Indenture, dated September 6, 2013, by and between Edwards Lifesciences Corporation and Wells Fargo Bank, National Association, as trustee, including the Form of Global Note for the 2.875% Senior Notes due 2018 as Exhibit A therein

5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2013

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Thomas M. Abate
Thomas M. Abate
Corporate Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

First Supplemental Indenture, dated as of October 3, 2013, to the Indenture, dated September 6, 2013, by and between Edwards Lifesciences Corporation and Wells Fargo Bank, National Association, as trustee, including the Form of Global Note for the 2.875% Senior Notes due 2018 as Exhibit A therein

5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto)